                                                                                                      Exhibit 23(j)

                                           INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Oppenheimer Quest Capital Value Fund, Inc.:

We hereby consent to the use in this  Registration  Statement of Oppenheimer  Quest Capital Value Fund, Inc. of our
report  dated  November 21,  2001,  included in the  Statement  of  Additional  Information,  which is part of such
Registration  Statement,  and to the references to our firm under the headings "Financial  Highlights" appearing in the Prospectus,  which is also part of such Registration  Statement,  and "Independent  Auditors"  appearing in the
Statement of Additional Information.

/s/ KPMG LLP
--------------------------------
KPMG LLP

Denver, Colorado
February 25, 2002